UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 5, 2017, Rite Aid sent an e-mail to its associates as set forth below.

Subject Line: Update on the Pending Merger of Rite Aid and Walgreens Boots Alliance

June 5, 2017

Dear Rite Aid Team,

Today we wanted to provide you with an update regarding our pending merger with Walgreens Boots Alliance (WBA) and the proposed sale of certain Rite Aid stores to Fred’s. The Federal Trade Commission’s (FTC) review of our proposed merger has taken longer than expected, which has had a negative impact on our results. As a management team, we regret that this has created uncertainty and a challenging work environment for all of us at Rite Aid. We greatly appreciate the dedication you’ve displayed during this time and your tremendous efforts to serve our customers and support our fellow Rite Aid associates.

We remain actively engaged in discussions with the FTC to attempt to gain regulatory approval and there can be no guarantee that the merger will be approved. However, we expect a decision sometime soon.

At the same time, we also continue to work diligently in reviewing our strategy and making necessary changes to improve our performance. Our Rite Aid team has worked hard over the past few years to develop a robust health and wellness platform that is both strong and unique in the retail drugstore space. We will continue to build from this strong foundation as we also focus on operational efficiency, investing in growth opportunities and delivering a consistently outstanding experience to our customers and patients.

We will provide updates regarding the merger as we can. As we near a resolution, we want to again thank you for your outstanding efforts. We have a tremendous team here at Rite Aid, and your patience, professionalism and dedication during this regulatory review period has been exceptional.

Thanks for your continued commitment to doing great work and for all you do to make Rite Aid a trusted health and wellness destination in the communities we serve.

Sincerely,

John Standley	Ken Martindale
Rite Aid Chairman and CEO	CEO of Rite Aid Stores
President of Rite Aid Corporation

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “will,” “may,” “should,” “expect,” “anticipate,” “believe,” “future,” “target,” “plan” and similar expressions are intended to identify information that is not historical in nature.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction with WBA; the ability of the parties to complete the transaction considering the various closing conditions; the outcome of legal and regulatory matters, including with respect to the outcome of discussions with the FTC and otherwise in connection with the pending acquisition of Rite Aid by WBA; the number of stores divested in connection with such pending acquisition and the terms, timing and likelihood of consummation of such transactions; the expected benefits of the transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions, may require conditions, limitations or restrictions in connection with such approvals, including the risk that the FTC may not approve the transactions despite the changes the parties to the merger agreement, as amended, and the asset purchase agreement are willing to make, or that the required approval of the amended merger agreement by the stockholders of Rite Aid may not be obtained; (2) the risk that Rite Aid stockholders may receive the bottom of the price range for the per share merger consideration; (3) there may be a material adverse change of Rite Aid or the business of Rite Aid may suffer as a result of uncertainty surrounding the transactions; (4) the transactions may involve unexpected costs, liabilities or delays; (5) there may be risks associated with the financing of the proposed transactions; (6) legal proceedings may be initiated related to the transactions; (7) changes in economic conditions, political conditions, changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder may occur; (8) provider and state contract changes may occur; (9) reduction in provider payments by governmental payors may occur; (10) the expiration of Rite Aid’s Medicare or Medicaid managed care contracts by federal or state governments; (11) tax matters; (12) there may be difficulties and delays in achieving synergies and cost savings; (13) Rite Aid may pursue potential changes to its strategy in the event the proposed transactions do not close, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance its debt, or seeking additional capital; and (14) other risk factors as detailed from time to time in Rite Aid’s and WBA’s reports filed with the Securities and Exchange Commission (the SEC), including Rite Aid’s Annual Report on Form 10-K for the fiscal year ended March 4, 2017, which is available on the SEC’s Web site (www.sec.gov). These risks, as well as other risks associated with the merger, are more fully discussed in the preliminary proxy statement, as it may be amended, that was filed by Rite Aid with the SEC on March 3, 2017 in connection with the merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Rite Aid undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction with WBA, as amended, Rite Aid prepared a preliminary proxy statement on Schedule 14A that has been filed with the SEC on March 3, 2017. The preliminary proxy statement is not yet final and may be amended. Following the filing of the definitive proxy statement with the SEC, Rite Aid will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT

INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s Web site (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention: Senior Director, Treasury Services & Investor Relations.

Participants in Solicitation

The directors, executive officers and employees of Rite Aid and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Rite Aid’s directors and executive officers is available in its definitive proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 13, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation is set forth in the preliminary proxy statement, as it may be amended, that has been filed with the SEC on March 3, 2017. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.